EXHIBIT 99

EMC INSURANCE GROUP INC.
DECLARES 122nd CONSECUTIVE
QUARTERLY CASH DIVIDEND

DES MOINES, Iowa (May 25, 2012) – On May 24, 2012, EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) declared a quarterly dividend of $0.20 per share of common stock payable June 11, 2012 to shareholders of record as of June 4, 2012. This is the one hundred and twenty-second consecutive quarterly dividend declared since EMC Insurance Group Inc. became a publicly held company in February 1982.

About EMCI EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.